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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Westwood Group, Inc.
Revere, Massachusetts
We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of The Westwood Group, Inc. on Form S-8 of our report dated February 9, 2002, relating to the consolidated financial statements of The Westwood Group appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO SEIDMAN, LLP                    March 29, 2002
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BDO SEIDMAN, LLP